EXHIBIT 10.1

OMNIBUS TERMINATION AGREEMENT

This OMNIBUS TERMINATION AGREEMENT (this “Termination Agreement”) is effective as of July 18, 2024 (the “Effective Date”) by and between (i) Astra Space, Inc. (the “Company”) and each of its subsidiaries: Astra Space Operations, LLC (“ASO”), Apollo Fusion, LLC (“AF”), Indigo Space, LLC (“Indigo”), Astra Space Platform Holdings LLC (“Platform Holdings”), Astra Space Platform Services LLC (“Platform Services”), Astra Earth Operations LLC (“Earth Operations”), Astra Spacecraft Engines, Inc. (“Spacecraft”) and Astra Space Technologies Holdings, Inc. (“Space Technologies”) (each of ASO, AF, Indigo, Platform Holdings, Platform Services, Earth Operations, Spacecraft and Space Technologies, a “Subsidiary” and collectively, the “Subsidiaries”; and collectively with the Company, “Astra”); (ii) GLAS Americas LLC, as the Collateral Agent (“GLAS” or the “Collateral Agent”) and JMCM Holdings, LLC (“JMCM”), SherpaVentures Fund II, LP (“SherpaVentures”), Adam P. London (“London”), Chris C. Kemp, Trustee of the Chris Kemp Living Trustee, dated February 10, 2021 (“Kemp”), MH Orbit LLC (“MH Orbit”), RBH Ventures Astra SPV, LLC (“RBH”), Astera Institute (“Astera”), ERAS Capital, LLC (“ERAS”), Ulrich Gall (“Gall”), Richard Delmas Breezy Wynn (“Breezy”), and Chenel Capital Partners LLC (“Chenel”, together with JMCM, SherpaVentures, London, Kemp, MH Orbit, RBH, Astera, ERAS, Gall, and Breezy each a “Noteholder,” and collectively, the “Noteholders” and together with Astra and the Collateral Agent, the “Parties” and each, a “Party”).

RECITALS

A.

Astra and the Noteholders previously entered into that certain Securities Purchase Agreement, dated as of August 4, 2023, as amended or modified by, inter alia, that certain Reaffirmation Agreement and Omnibus Amendment Agreement, dated as of November 6, 2023, that certain Omnibus Amendment No. 3 Agreement on November 21, 2023 (“Omnibus Amendment No. 3”), that certain Amendment to Securities Purchase Agreement, dated as of January 19, 2024, that certain Amendment to Senior Secured Convertible Notes, dated as of January 31, 2024, that certain Second Amendment to Securities Purchase Agreement and Second Amendment to Senior Secured Convertible Notes, dated as of February 26, 2024, that certain Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents, dated as of March 7, 2024, that certain Third Amendment to Securities Purchase Agreement and Third Amendment to Senior Secured Convertible Notes, dated as of April 10, 2014, that certain Fourth Amendment to Senior Secured Convertible Notes, dated as of April 30, 2024 and that certain Fifth Amendment to Senior Secured Convertible Notes, dated as of May 31, 2024 (as so amended and modified, the “Purchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement.), pursuant to which, among other things, Astra issued senior secured convertible notes (each a “Note,” and collectively, the “Notes”) to the Noteholders.

B.	To secure the Notes, Astra has granted a security interest or pledged certain assets (collectively, the “Collateral”) to the Collateral Agent (the “Pledge”).

C.

Each of the Company, the Subsidiaries and the Collateral Agent is a party to one or both of the security agreements listed in items 1 and 2 on Exhibit A attached hereto (collectively, the “Security Agreements”) and the guaranty agreement listed in item 3 on Exhibit A attached hereto (the “Guaranty Agreement” and, together with the Security Agreements and the Purchase Agreement, the “Payoff Transaction Documents”), which Security Agreements evidence the Pledge.

D.

The Company has entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), by and between the Company, Apogee Parent Inc. (“Parent”), and Apogee Merger Sub Inc., a wholly owned Subsidiary of Parent (“Merger Sub”), pursuant to which (among other things) the Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Merger”).

E.	On July 18, 2024, Merger Sub and Astra filed a Certificate of Merger with the Delaware Secretary of State to be effective as of 7:00 A.M. eastern time on the Effective Date (the “Effective Time”).

F.	At the Effective Time, the Merger was consummated.

G.

In connection with the consummation of the Merger, and pursuant to, and in accordance with, the terms of that certain Noteholder Conversion Agreement, dated as of March 7, 2024, among Parent, Merger Sub and the Noteholders, effective as of the Effective Time, the outstanding principal (including capitalized PIK Interest) of, and accrued and unpaid interest on, the Notes were automatically converted into shares of Series A preferred stock, par value $0.0001 per share, of Parent and the Notes were deemed paid in full and cancelled (the “Conversion”).

H.

The Company has further advised the Collateral Agent and the Noteholders that substantially simultaneously with the Effective Time and in conjunction with the Conversion, it intends to (i) terminate any ability of the Company to authorize the issuance and offering of additional Notes under the Purchase Agreement, through the termination of the Purchase Agreement hereunder, and (ii) pay all other monetary obligations of Astra under the Purchase Agreement and the other Transaction Documents that have accrued or otherwise arisen on or before the Effective Date, including amounts payable pursuant to any indemnity, expense reimbursement or prepayment provisions, in each case, other than the Continuing Obligations (as defined below).

I.

Astra and the Noteholders have agreed to terminate the Payoff Transaction Documents and the security interests created by the Security Agreements and to further evidence the release of any and all rights that the Collateral Agent may have to the Collateral, and the Noteholders have agreed to direct the Collateral Agent to return to the Company all of the Collateral in its possession as more fully described and provided below.

AGREEMENT

NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.  Recitals Incorporated. The above recitals are acknowledged by Astra and the Noteholders to be true and correct.

2.  Termination of the Payoff Transaction Documents.

(a)  As of the Specified Time (as defined Section 5 hereof), the Payoff Transaction Documents and all rights and obligations of the Parties under or arising out of the Payoff Transaction Documents (other than contingent indemnities and any Continuing Obligations (as defined below)) are hereby terminated, extinguished cancelled and in the case of the security interests in favor of the Collateral Agent under the Security Agreements, released in all respects and shall be of no force or effect.

(b)  Nothing herein shall be deemed a release or termination of Astra’s obligations to the Collateral Agent or any Noteholder under or in respect of the Purchase Agreement or any other Transaction Document to the extent that such obligations are expressly stated to survive the payment of the Total Payoff Amount including, without limitation, any contingent indemnification obligations for which no claim has been asserted (collectively, the “Continuing Obligations”).

3.  Direction to the Collateral Agent. The Noteholders hereby irrevocably direct the Collateral Agent to:

(a)	on the Effective Date, execute and deliver this Termination Agreement.

(b)

subject to the occurrence of the Specified Time, deliver to the Company within five (5) Business Days following such Specified Time (or such later period as mutually agreed between the Parties) the possessory Collateral currently in the possession of the Collateral Agent and identified on the attached Exhibit B to the following address:

c/o Katheryn Gettman

Cozen O’Connor

33 South 6th Street, Suite 3800

Minneapolis, MN 55402

(c)

contemporaneously with the Specified Time (as defined below) or as soon thereafter as practicable, execute and deliver the releases of the security interest in Astra’s intellectual property in the forms attached as Exhibit C.

(d)

contemporaneously with the Specified Time (as defined below) or as soon thereafter as practicable, execute and deliver terminations of the deposit account control agreements with Bank of America and Silicon Valley Bank in the applicable form attached as Exhibit D.

(e)

contemporaneously with the Specified Time (as defined below) or as soon thereafter as practicable, file, or authorize its designee, including the Company, as the case may be, to file the UCC-3 termination statements attached as Exhibit E.

4.  Collateral Agent. From and after the Specified Time, the Collateral Agent shall have no further obligations under the Payoff Transaction Documents and no further rights in and to the Collateral. In connection with this Termination Agreement and the transactions contemplated hereby, the Collateral Agent shall be afforded all of the rights, privileges, protections, immunities and benefits afforded to it under the Security Agreement and the Payoff Transaction Documents, as if such rights, privileges, protections, immunities and benefits were fully set forth herein mutatis mutandis.

5.  Attorneys’ Fee. Upon the Effective Time, the Company shall have paid all fees, charges, expenses and disbursements of the Collateral Agent and the Noteholders in connection with the preparation, execution and delivery of this Termination Agreement and release of the security interests to those persons and in the amount identified on Schedule II hereto (the “Total Payoff Amount”). The time that the Total Payoff Amount shall have been received by the persons identified on Schedule II hereto is referred to herein as the “Specified Time”.

6.  Acknowledgment of Note Balances. By the execution and delivery of this Termination Agreement:

(a)  The Company represents and warrants that the undersigned Noteholders hold 100% of the aggregate Principal Amount of the Notes; and

(b)  The Company and each Noteholder acknowledge and agree that, as of the Effective Date (i) the aggregate Principal Amount of each Note held by such Noteholder is set forth opposite the name of such Note of such Noteholder on Schedule I hereto under the column heading “Outstanding Principal Amount” and (ii) the aggregate amount of accrued and unpaid interest on such aggregate Principal Amount of such Note to but excluding the Effective Date is set forth on Schedule I hereto opposite such Note of such Noteholder under the column heading “Accrued and Unpaid Interest”.

(c)  The Company and each Noteholder acknowledge and agree that any release or termination provided by the Collateral Agent pursuant to or in connection with this Termination Agreement is provided without any representation, warranty or recourse by or to the Collateral Agent, and the Collateral Agent is not responsible for the content or sufficiency of any such documents; it being understood that all such documents have been prepared by or on behalf of Astra.

7.  Reinstatement. Astra agrees that if, at any time, the Merger is rescinded or all or any part of the Total Payoff Amount is or must be rescinded or returned by the Collateral Agent or any Noteholder for any reason whatsoever (including the insolvency, bankruptcy, reorganization or similar proceeding involving Astra), all Obligations and all other obligations under the Purchase Agreement and the other Transaction Documents or part thereof which were intended to be satisfied by any such payment or proceeds, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such Noteholder, and the Purchase Agreement and the other Transaction Documents (but, for the avoidance of doubt, other than any Liens and security interests granted thereunder) shall continue to be effective or be reinstated, as the case may be, as to such Obligation and other obligations, all as though such application by the Collateral Agent or such Noteholder had not been made. Astra agrees to promptly correct, by means of all appropriate payments, any nonpayment, claim, refund or dishonor of any amounts, checks or other similar items which have been credited by the Collateral Agent or any Noteholder to any account of Astra with the Collateral Agent or any Noteholder in determining the Total Payoff Amount, together with any reasonable and documented out-of-pocket expenses or other reasonable and documented charges related thereto, and any clerical errors that may have been made in the calculation of the Total Payoff Amount. The provisions of this paragraph shall survive the termination of the Purchase Agreement and the other Transaction Documents.

8.  Release.

(a)  In addition, upon the Specified Time, Astra (on behalf of itself and its respective Subsidiaries and Affiliates), its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under Astra, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees, does hereby and shall be deemed to have forever remised, released and discharged the Collateral Agent and Noteholders, their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Collateral Agent, any Noteholder, or any of their respective Affiliates would be liable if such persons or entities were found to be liable to Astra (collectively hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Termination Agreement or any of the Transaction Documents, and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing).

(b)  Astra knowingly, voluntarily, intentionally and expressly grants such release on such terms set forth above notwithstanding that Astra may hereafter discover facts in addition to, or different from, those which that party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and, to the fullest extent permitted by applicable requirements of law, expressly waives and relinquishes all rights and benefits that Astra may have under any statute, procedural rule, common law principle, in equity or otherwise which would limit the effect of the foregoing release. Astra hereby agrees and acknowledges that the foregoing waiver was separately bargained for. This waiver is an essential term of this Termination Agreement, without which the Collateral Agent and the Noteholders would not have agreed for the Collateral Agent to execute this Termination Agreement. The release contained herein and the related provisions shall survive the termination of the Purchase Agreement and payment in full of the Obligations. Astra expressly acknowledges and agrees that the release in favor of the Releasees contained in this Termination Agreement shall not be construed as an admission of any wrongdoing, liability or culpability on the part of the Releasees, or as an admission by the Releasees of the existence of any Claims by Astra against the Releasees. Astra hereby agrees, represents, and warrants that it has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Claims released hereby. Astra acknowledges and agrees that (a) it has been represented by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Termination Agreement and that it has executed this Termination Agreement after having received the advice of such independent legal counsel and (b) it and its counsel have had an adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the release of the Claims hereby. Astra acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Astra acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, Astra hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waive any such provision (including, without limitation, Section 1542 of the Civil Code of California), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto.

9.  Miscellaneous.

(a)  The Noteholders hereby direct the Collateral Agent to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, at Astra’s sole cost and expense, all things commercially reasonably requested by Astra to consummate the transactions set forth in this Termination Agreement, including, but not limited to, the execution and delivery of such further documents (that are in form and substance reasonably satisfactory to the Collateral Agent, without representation, warranty or recourse) as may be prepared by Astra and reasonably requested to be executed to effectuate the purposes of this Termination Agreement.

(b)  The section headings in this Termination Agreement are for convenience only and are not to be considered in construing this Termination Agreement.

(c)  This Termination Agreement shall be binding upon and is solely for the benefit of the Parties. If any provision of this Termination Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Termination Agreement shall remain in full force and effect. This Termination Agreement may not be amended or modified except in a writing signed by all Parties.

(d)  This Termination Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware. The provisions of Section 18 of the Purchase Agreement are incorporated herein mutatis mutandis.

(e)  This Termination Agreement constitutes the entire agreement by and between the Parties relating to the subject matter hereof. The terms and conditions of this Termination Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Parties. Except as otherwise provided in this Termination Agreement, nothing in this Termination Agreement is intended to confer upon any Party, other than the Parties and their respective heirs, legal representatives, successors, and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Termination Agreement.

(f)  This Termination Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page delivered by facsimile, email (e.g., .pdf) or other electronic signature shall be deemed to be and have the same force and effect as an originally executed signature page.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the Effective Date.

ASTRA SPACE, INC.

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE OPERATIONS, LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

APOLLO FUSION, LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

INDIGO SPACE, LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE PLATFORM HOLDINGS LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE PLATFORM SERVICES LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA EARTH OPERATIONS LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

{Signature Page to Omnibus Termination Agreement}

ASTRA SPACECRAFT ENGINES, INC.

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

{Signature Page to Omnibus Termination Agreement}

GLAS AMERICAS LLC, as Collateral Agent

By:	/s/ Katie Fischer
Name:	Katie Fischer
Title:	Vice President

{Signature Page to Omnibus Termination Agreement}

SHERPAVENTURES FUND II, LP
By: SherpaVentures Fund II GP, LLC, Its General Partner

By:	/s/ Brian Yee
Name:	Brian Yee
Title:	Partner

JMCM HOLDINGS LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

/s/ Adam P. London
ADAM P. LONDON

CHRIS C. KEMP, TRUSTEE OF THE CHRIS KEMP LIVING TRUST, DATED FEBRUARY 10, 2021

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Trustee

MH ORBIT LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

{Signature Page to Omnibus Termination Agreement}

RBH VENTURES ASTRA SPV, LLC By: RBH Ventures, Ltd., its Manager By: Synchronicity Holdings, LLC, general partner of the Manager

By:	/s/ Robert Bradley Hicks
Name:	Robert Bradley Hicks
Title:	Managing Member

ASTERA INSTITUTE

By:	/s/ Jed McCaleb
Name:	Jed McCaleb
Title:	Director

ERAS CAPITAL, LLC

By:	/s/ Andrei Karkar
Name:	Andrei Karkar
Title:	Managing Member

/s/ Ulrich Gall
ULRICH GALL

CHENEL CAPITAL PARTNERS LLC

By:	/s/ Richard Chenel
Name:	Richard Chenel
Title:	Managing Partner

/s/ Richard Delmas Breezy Wynn
RICHARD DELMAS BREEZY WYNN